SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Check the appropriate box:

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

Domino’s Pizza, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

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Domino’s Pizza, Inc.

Annual Meeting of Shareholders

Ann Arbor, Michigan

Tuesday, April 24, 2007

Meeting begins at 10:00 a.m. • Doors open at 9:30 a.m.

30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105 734-930-3030

For further information, call Domino’s Pizza Investor Relations at 734-930-3008.

Domino’s Pizza, Inc.

30 Frank Lloyd Wright Drive

Ann Arbor, Michigan 48105

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Domino’s Pizza, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of Domino’s Pizza, Inc. (the “Company”) will be held at the Domino’s Pizza World Resource Center, on April 24, 2007, at 10:00 a.m., local time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

1.	To elect two Directors, each for a term of three years;

2.	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accountants of the Company for the current year; and

3.	To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 15, 2007 are entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournments or postponements thereof.

By order of the Board of Directors,

Elisa D. Garcia C. Secretary

March 23, 2007

YOUR VOTE IS IMPORTANT

We are offering registered shareholders the opportunity to vote their shares electronically through the internet or by telephone. Please see the Proxy Statement and the enclosed Proxy for details about electronic voting. You are urged to date, sign and promptly return the enclosed Proxy, or to vote electronically through the internet or by telephone, so that your shares may be voted in accordance with your wishes and so that the presence of a quorum may be assured. Voting promptly, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional Proxy solicitation. Voting your shares by the enclosed Proxy, or electronically, does not affect your right to vote in person in the event you attend the meeting. You are cordially invited to attend the meeting, and Domino’s requests that you indicate your plans in this respect in the space provided on the enclosed form of Proxy or as prompted if you vote electronically.

Domino’s Pizza, Inc.

Notice of 2007 Annual Meeting of Shareholders,

Proxy Statement and Other Information

DOMINO’S PIZZA, INC.

30 Frank Lloyd Wright Drive

Ann Arbor, Michigan 48105

(734) 930-3030

PROXY STATEMENT

The enclosed Proxy, for use at the Annual Meeting of Shareholders to be held at the Domino’s Pizza World Resource Center, 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan on Tuesday, April 24, 2007, and any adjournments or postponements thereof, is being solicited on behalf of the Board of Directors (the “Board”) of the Domino’s Pizza, Inc. A shareholder may also choose to vote electronically by accessing the internet site or by using the toll-free telephone number stated on the form of Proxy. The Proxy may be revoked by the shareholder by giving notice of revocation to Domino’s Pizza, Inc. in writing, by accessing the internet site, by using the toll-free telephone number, both stated on the form of Proxy, or in open meeting. A shareholder may also change his or her vote by executing and returning to the Company a later-dated Proxy, by a later-dated electronic vote through the internet site, by using the toll-free telephone number stated on the form of Proxy, or by voting at the open meeting. All properly executed Proxies received by the Board, and properly authenticated electronic votes recorded through the internet or by telephone, will be voted as directed by the shareholder. All properly executed Proxies received by the Board that do not specify how shares should be voted will be voted “FOR” the election as Directors of the nominees listed below under “ELECTION OF DIRECTORS;” and “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accountants of the Company for the current year.

Solicitation of Proxies may be made by mail, personal interview and telephone by officers, directors and other employees of the Company, and by employees of the Company’s transfer agent, American Stock Transfer and Trust Company. The Company will reimburse its transfer agent, banks, brokers, and other custodians, nominees and fiduciaries for their reasonable costs in the preparation and mailing of proxy materials to shareholders.

The internet and telephone procedures for voting and for revoking or changing a vote are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been properly recorded. Shareholders that vote through the internet should understand that there may be costs associated with electronic access, such as usage charges from internet access providers and telephone companies, which will be borne by the shareholder.

This Proxy Statement, including the Notice of Meeting, was first mailed to shareholders on or about March 23, 2007. As used in this Proxy Statement, references to the “Company,” “Domino’s” or “Domino’s Pizza” refer to Domino’s Pizza, Inc.

VOTING SECURITIES

Voting Rights

The record date for the determination of shareholders entitled to notice of and to vote at the 2007 Annual Meeting of Shareholders was the close of business on March 15, 2007 (the “Record Date”). On the Record Date, there were 62,613,855 shares of common stock, $0.01 par value per share (the “Common Stock”), the Company’s only voting securities, outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. Under the Company’s By-Laws, the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for shareholder approval, will be counted for purposes of determining whether a quorum is present. The affirmative vote of the holders of a plurality of votes cast by the shareholders entitled to vote at the Annual Meeting is required for the election of directors. Shares that abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees that indicate on their Proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and “broker non-votes” will not be included in vote totals and will not affect the outcome of the voting on the election of directors.

ITEM 1:	ELECTION OF DIRECTORS

Domino’s has a classified Board of Directors currently consisting of two Directors with terms expiring in 2007 (Class III), three Directors with terms expiring in 2008 (Class I) and three Directors with terms expiring in 2009 (Class II). At each Annual Meeting of Shareholders, Directors in one class are elected for a full term of three years to succeed those Directors whose terms are expiring. This year, the two Class III Director nominees will stand for election to a three-year term expiring at the 2010 Annual Meeting. The persons named in the enclosed proxy will vote to elect Robert M. Rosenberg and Dennis F. Hightower as directors unless the Proxy is marked otherwise. Each of the nominees has indicated their willingness to serve, if elected. However, if a nominee should be unable to serve, the shares of Common Stock represented by Proxies may be voted for a substitute nominee designated by the Board. Management has no reason to believe that any of the above-mentioned persons will not serve his or her term as a Director.

Set forth below are the name, age and principal occupation of each nominee for election as a Class III Director and of each continuing member of the Board. Information with respect to the business experience, other publicly-held companies on which they serve as a director and the number of shares of Domino’s Pizza, Inc. Common Stock beneficially owned by each director, appears later in this Proxy Statement.

Nominees for Election for Terms Expiring in 2010 (Class III Directors)

Name	Age	Directors and Their Principal Occupations / Business Experience	Director Since
Robert M. Rosenberg	69	Mr. Rosenberg served as President and Chief Executive Officer of Allied Domecq Retailing, USA from 1993 until his retirement in August 1999.	1999

Dennis F. Hightower	65	Mr. Hightower served as Chief Executive Officer of Europe Online Networks, S.A., a broadband interactive entertainment provider, from June 2000 until his retirement in February 2001. He was Professor of Management at the Harvard Business School from July 1997 to June 2000 and a Senior Lecturer from July 1996 to June 1997.	2003

THE BOARD OF DIRECTORS RECOMMENDS THAT THE

SHAREHOLDERS VOTE FOR THE ABOVE NOMINEES

Continuing Directors

The following Directors will continue to serve after the 2007 Annual Meeting:

Directors with Terms Expiring in 2008 (Class I Directors)

Name	Age	Directors and Their Principal Occupations / Business Experience	Director Since
Andrew B. Balson	40	Mr. Balson has been a Managing Director of Bain Capital, LLC, a global investment company, since January 2001. Mr. Balson became a Principal of Bain Capital in June 1998.	1999

Vernon “Bud” O. Hamilton	64	Mr. Hamilton served in various executive positions for Procter & Gamble from 1967 until his retirement in 2003. Mr. Hamilton most recently served as Vice President, Innovation—Research & Development—Global from 2002 through 2003. He also served as Vice President of Procter & Gamble Customer Business Development—North America from 1999 to 2001.	2005

Directors with Terms Expiring in 2009 (Class II Directors)

Name	Age	Directors and Their Principal Occupations / Business Experience	Director Since
David A. Brandon	54	Chairman, Chief Executive Officer and a Director of Domino’s Pizza, Inc. since March 1999. Mr. Brandon has also served as Chief Executive Officer and as a Manager of Domino’s Pizza LLC since March 1999.	1999

Mark E. Nunnelly	48	Managing Director, Bain Capital, LLC, a global investment company, since 1990.	1998

Diana F. Cantor	49	Executive Director, Virginia College Savings Plan since 1996.	2005

DIRECTOR BACKGROUND INFORMATION

David A. Brandon has served as the Company’s Chairman, Chief Executive Officer and as a Director since March 1999. Mr. Brandon has also served as Chairman, Chief Executive Officer and as a Manager of Domino’s Pizza LLC since March 1999. Mr. Brandon was President and Chief Executive Officer of Valassis, Inc., a company in the sales promotion and coupon industries, from 1989 to 1998 and Chairman of the Board of Directors of Valassis, Inc. from 1997 to 1998. Mr. Brandon serves on the Boards of Directors of The TJX Companies, Inc., Burger King Corporation and Kaydon Corporation.

Andrew B. Balson has served on the Company’s Board of Directors since March 1999. Mr. Balson has been a Managing Director of Bain Capital, a global investment company, since January 2001. Mr. Balson became a Principal of Bain Capital in June 1998. Mr. Balson serves on the Boards of Directors of Burger King Corporation and UGS Corp. as well as a number of private companies.

Diana F. Cantor has served on the Company’s Board of Directors since October 2005. Ms. Cantor also serves on the Audit Committee and the Nominating and Corporate Governance Committee. Ms. Cantor has been Executive Director of the Virginia College Savings Plan, the state’s 529 college savings program, since 1996. She has served on the Board of the College Savings Plans Network since 1997 and as its chair from 2001 to 2004. Ms. Cantor served as Vice President of Richmond Resources, Ltd. from 1990 through 1996, and as a Vice President of Goldman, Sachs & Co. from 1985 to 1990. Ms. Cantor serves on the Board of Directors of Media General, Inc.

Vernon “Bud” O. Hamilton has served on the Company’s Board of Directors since May 2005 and serves on the Compensation Committee and serves as the Chair of the Nominating and Corporate Governance Committee of the Company’s Board of Directors. Mr. Hamilton served in various executive positions for Procter & Gamble from 1967 through 2003. Mr. Hamilton most recently served as Vice President, Innovation—Research & Development—Global from 2002 through 2003 and served as President of Eurocos, a wholly-owned subsidiary of Procter & Gamble, from 1994 to 1995, Vice President of Procter & Gamble Customer Marketing—North America from 1996 through 1998 and Vice President of Procter & Gamble Customer Business Development—North America from 1999 to 2001.

Dennis F. Hightower has served on the Company’s Board of Directors since February 2003, serves as the Chair of the Audit Committee of the Company’s Board of Directors, serves on the Nominating and Corporate Governance Committee and also serves on the Compensation Committee of the Company’s Board of Directors. Mr. Hightower served as Chief Executive Officer of Europe Online Networks, S.A., a broadband interactive entertainment provider, from May 2000 to March 2001. He was Professor of Management at Harvard Business School from July 1997 to May 2000 and a Senior Lecturer from July 1996 to June 1997. He was previously employed by The Walt Disney Company, serving as president of Walt Disney Television & Telecommunications, President of Disney Consumer Products (Europe, Middle East and Africa) and related service in executive positions in Europe. He serves on the Boards of Directors of Accenture, Ltd., and Northwest Airlines, Inc.

Mark E. Nunnelly has served on the Company’s Board of Directors since December 1998. Mr. Nunnelly is a Managing Director of Bain Capital, a global investment company. Mr. Nunnelly serves on the Boards of Directors of Dunkin’ Brands, Inc., Warner Music and Eschelon Telecom, Inc., as well as a number of private companies and not-for-profit corporations.

Robert M. Rosenberg has served on the Company’s Board of Directors since April 1999 and serves as the Chair of the Compensation Committee and also serves on the Audit Committee of the Company’s Board of Directors. Mr. Rosenberg served as President and Chief Executive Officer of Allied Domecq Retailing, USA from 1993 to August 1999, when he retired. Allied Domecq Retailing, USA is comprised of Dunkin’ Donuts, Baskin-Robbins and Togo’s Eateries. Mr. Rosenberg also serves on the Boards of Directors of Sonic Corp. and Buffets, Inc.

CORPORATE GOVERNANCE PRINCIPLES AND DIRECTOR INFORMATION

Domino’s Pizza has a strong commitment to good corporate governance practices. These practices provide a framework within which the Company’s Board and management can pursue the strategic objectives of Domino’s Pizza and ensure its long-term growth for the benefit of shareholders. The Company’s corporate governance principles and practices are reviewed annually by the Nominating and Corporate Governance Committee and any changes are recommended to the Board for approval. The Company’s Corporate Governance Principles are posted on the Domino’s website www.dominos.com under the Investors section and are available free of charge upon request from the Company’s Corporate Secretary. The Company’s website (“Investors” section on www.dominos.com) also contains the Nominating and Corporate Governance Committee Charter, the Compensation Committee Charter and the Audit Committee Charter and all the referenced charters are available free of charge upon request from the Company’s Corporate Secretary.

The Corporate Governance Principles and the Charter of the Nominating and Corporate Governance Committee set forth the Company’s policies with respect to Board structure, membership (including nominee qualifications), performance, operations and management oversight. Pursuant to the Corporate Governance Principles, the Board meets quarterly in executive session (without management present). The discussion leader for the executive sessions is generally David Brandon and the discussion leader for non-management executive session meetings is generally Mark Nunnelly. The Independent Directors of the Board also meet separately at least once per year.

The Board believes that a majority of its members should be Independent Directors. The Company’s Corporate Governance Principles contain the Company’s standards for director independence. A Director will be designated as independent if he or she (i) has no material relationship with the Company or its subsidiaries; (ii) satisfies the other criteria specified by New York Stock Exchange listing standards; (iii) has no business conflict with the Company or its subsidiaries; and (iv) otherwise meets applicable independence criteria specified by law, regulation, exchange requirement or the Board. The Board has affirmatively determined that the following Directors are independent under that definition:

Diana F. Cantor

Vernon O. Hamilton

Dennis F. Hightower

Robert M. Rosenberg

The Corporate Governance Principles further provide that the Directors are invited and expected to attend the Annual Meeting of Shareholders. All directors attended the 2006 Annual Meeting of Shareholders.

The Company has adopted a Code of Professional Conduct for Senior Financial Officers that applies to all executive officers of the Company, including the Chief Executive Officer and Chief Financial Officer, as well as all of the Company’s other financial officers and other employees with senior financial roles. The Code of Professional Conduct is posted on the Company’s website (“Investors” section on www.dominos.com). The Company intends to satisfy the disclosure requirement regarding any amendment to, or waiver of, a provision of the Code of Professional Conduct for the Chief Executive Officer, Chief Financial Officer, Corporate Controller or persons performing similar functions, by posting such information on its website.

A total of six meetings of the Board of the Company were held during 2006. Each Director attended at least 75% of the aggregate of (i) the total number of meetings of the Board, and (ii) the total number of meetings held by all committees of the Board on which that Director served during the period each served as a Director.

In accordance with New York Stock Exchange requirements, the Board has a Nominating and Corporate Governance Committee, a Compensation Committee and an Audit Committee, all of which are comprised solely of “independent” Directors, as defined by Section 303A of the New York Stock Exchange listed company rules, in accordance with New York Stock Exchange listed company rules. Each committee of the Board has designated responsibilities and regularly reports on their activities to the entire Board.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Messrs. Hamilton (Chair) and Hightower and Ms. Cantor. The Committee was established on July 13, 2004 and held four meetings in 2006. Each member of the Nominating and Corporate Governance Committee is independent as required under the New York Stock Exchange listed company rules as discussed above. A Nominating and Corporate Governance Committee Charter, as approved by the Board, can be found on the Company’s corporate and investor website (“Investors” section on www.dominos.com).

The Committee’s functions include assisting the Board in determining the desired qualifications of Directors, identifying potential individuals meeting those qualification criteria, proposing to the Board a slate of nominees for election by the shareholders and reviewing candidates nominated by shareholders. In addition, the Committee also reviews the Corporate Governance Principles, makes recommendations to the Board with respect to other corporate governance principles applicable to the Company, recommends Directors to serve on committees, oversees the determinations of director independence, oversees the annual evaluation of the Board and management, and reviews Board succession plans.

The Nominating and Corporate Governance Committee meets regularly to discuss, among other things, identification and evaluation of potential candidates for nomination as a Director. The Nominating and Corporate

Governance Committee may use a paid outside search firm to identify possible directors. Director candidates will be evaluated according to the qualification criteria as set forth in the Board’s Corporate Governance Principles, including:

•	High personal and professional ethics, integrity and values;

•	Possession of a range of talents, skills and expertise to provide sound and prudent guidance with respect to the operations and interests of the Company;

•	Expertise that is useful to the Company and complementary to the background and experience of other Board members;

•	Ability to devote the time necessary for the diligent performance of the duties and responsibilities of Board membership;

•	Commitment to serve on the Board over a period of several years to develop knowledge about the Company and its operations;

•	Willingness to represent the long-term interests of all shareholders and objectively appraise management’s performance; and

•	Board diversity and other relevant factors as the Board may determine.

The nominees for election at the 2007 Annual Meeting of Shareholders, Robert M. Rosenberg and Dennis F. Hightower, already serve as Directors of the Company.

The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders for the 2008 Annual Meeting of Shareholders, provided that the names of such nominees are submitted in writing, not later than November 26, 2007, to Elisa D. Garcia C., Corporate Secretary, Domino’s Pizza, Inc., 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105. Each such submission must include a statement of the qualifications of the nominee, a consent signed by the nominee evidencing a willingness to serve as a Director, if elected, and a commitment by the nominee to meet personally with the Nominating and Corporate Governance Committee members.

Other than the submission requirements set forth above, there are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates a nominee for Director recommended by a shareholder.

Compensation Committee

The members of the Compensation Committee are Messrs. Rosenberg (Chair), Hamilton and Hightower. Each member of the Compensation Committee is independent as required under the New York Stock Exchange listed company rules. The Compensation Committee met five times during 2006 to conduct its required business in accordance with the Compensation Committee Charter. A Compensation Committee Charter, as approved by the Board, can be found on the Company’s corporate and investor website (“Investors” section on www.dominos.com).

The Compensation Committee’s functions include examining the levels and methods of compensation employed by the Company with respect to the Chief Executive Officer and non-CEO officers, making recommendations with respect to non-CEO officer compensation, reviewing and approving the compensation package of the Chief Executive Officer, making recommendations to the Board with respect to incentive compensation plans and equity-based plans, reviewing management succession plans, making plan administration and compensation decisions under equity compensation plans approved by the Board, administering one or more cash bonus plans, subject to shareholder approval, that will qualify compensation paid thereunder as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, and implementing and administering such plans.

Audit Committee

The members of the Audit Committee are Messrs. Hightower (Chair) and Rosenberg and Ms. Cantor. Each member of the Audit Committee is independent as required under the New York Stock Exchange listed company rules. The Committee met eight times during 2006. The Audit Committee Charter, as approved by the Board, can be found on the Company’s corporate and investor website (“Investors” section on www.dominos.com).

The Board has determined that three of its independent members, each meeting the requirements of Item 7(d) of Schedule 14A under the Exchange Act, Messrs. Hightower and Rosenberg and Ms. Cantor, are audit committee financial experts. The Audit Committee’s functions include providing assistance to the Board in fulfilling its oversight responsibility relating to the Company’s financial statements and the financial reporting process, compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent public accountants, the Company’s system of internal controls, the internal audit function, the Company’s code of ethical conduct, retaining and, if appropriate, terminating the independent public accountants, and approving audit and non-audit services to be performed by the independent public accountants.

The Audit Committee has adopted a policy under which audit and non-audit services to be rendered by the Company’s independent public accountants are pre-approved. The Pre-Approval Policy can be found on the Company’s corporate and investor website (“Investors” section on www.dominos.com). In 2006, all audit and non-audit services to be rendered by the Company’s independent public accountants were pre-approved.

Audit and Other Service Fees

The following table sets forth the aggregate fees for professional services rendered by PricewaterhouseCoopers LLP for each of the last two fiscal years (dollars in thousands).

	2006	2005
Audit fees(1)	$840	$940
Audit-related fees(2)	80	104
Tax fees(3)	22	14
All other fees	—	—

Total	$942	$1,058

(1)	Includes services rendered for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s quarterly reports on Form 10-Q and other audit services normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. The amounts include services related to Sarbanes-Oxley Act compliance.

(2)	Includes fees for services related to audits of the Domino’s advertising fund subsidiary and 401(k) savings plan, transaction-related services and an agreed upon procedures engagement.

(3)	Includes services rendered for tax compliance, tax advice and tax planning.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Act of 1934, except to the extent the Company specifically incorporates this Report.

The Audit Committee operates in accordance with a written charter adopted by the Board of Directors and reviewed annually by the Audit Committee. The Company is responsible for overseeing the quality and integrity of Domino’s accounting, auditing, financial reporting and internal control practices. The Audit Committee is responsible for the appointment, retention and compensation of the Company’s independent accountants. The Audit Committee has a policy with respect to the pre-approval of non audit services.

Each member of the Audit Committee is independent as required under the New York Stock Exchange listed company rules. The Board has determined all three of the Audit Committee members, Messrs. Hightower and Rosenberg and Ms. Cantor, each meeting the requirements of Item 7(d) of Schedule 14A under the Exchange Act are audit committee financial experts. The Audit Committee met eight times during 2006.

In performing our responsibilities, the Audit Committee, in addition to other activities, (i) reviewed and discussed the Company’s audited financial statements with management; (ii) discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees), as modified or supplemented; and (iii) received the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and discussed with PricewaterhouseCoopers LLP the firm’s independence. Based on these reviews, discussions and activities, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2006 for filing with the Securities and Exchange Commission.

The Audit Committee considered whether the provision of non-audit services by PricewaterhouseCoopers LLP was compatible with maintaining such firm’s independence. After reviewing the services provided by PricewaterhouseCoopers LLP, including all non-audit services, the Audit Committee, in accordance with its charter, authorized the reappointment, subject to shareholder ratification, of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company.

Respectfully submitted,

Audit Committee

Dennis F. Hightower, Chairman

Robert M. Rosenberg

Diana F. Cantor

COMPENSATION OF DIRECTORS

Beginning on July 1, 2006, the Company’s Independent Directors compensation framework changed so that Independent Directors are paid a $40,000 annual retainer, plus $2,000 for each Board meeting and $1,500 for each qualified committee meeting attended, including telephonic meetings. The retainers and meeting attendance fees are for all services and the Company reimburses all Directors for expenses. In addition, the Chair of the Audit Committee receives an annual retainer of $15,000 and the Chairs of each qualified committee are entitled to an annual retainer of $10,000. If more than one qualified meeting is held on the same day, a separate fee is paid for each meeting attended. Meetings of the Audit, Compensation and the Nominating and Corporate Governance Committees are qualified meetings, as are meetings of any special committees established from time to time.

Directors who are not employees of the Company or its subsidiaries and are Independent Directors also receive annual grants of stock options under the Company’s 2004 Equity Incentive Plan. In 2006, each Independent Director received an annual grant of options to purchase 7,500 shares of Domino’s Common Stock and beginning in 2007, each Independent Director will receive an annual grant of options to purchase 10,000 shares of Domino’s Common Stock. The option exercise price for these grants will be equal to 100% of the fair market value of the Company’s Common Stock on the date of grant. Options are granted on the date on which the regularly scheduled Board of Director meeting is held during the Company’s first fiscal quarter. The options granted to Directors have a one-year vesting period and each option is granted for a period of 10 years (subject to special provisions in the case of termination of service, retirement or death).

STOCK OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Owners

The following table sets forth information (based upon filings with the Securities and Exchange Commission) with respect to the persons believed by the Company to own beneficially more than 5% of the outstanding Common Stock, par value $.01 per share, of the Company as of December 31, 2006:

	Common Stock, par value $.01 per share
Name	Number of shares	Percentage of class
Bain Capital Fund VI, L.P. and Related Funds	16,990,038	27.2%
c/o Bain Capital Partners, LLC 111 Huntington Avenue Boston, Massachusetts 02199(1)
FMR Corp.	7,230,715	11.6%
82 Devonshire Street Boston, Massachusetts 02109(2)
Barclays Global Investors, N.A.	4,698,795	7.5%
45 Fremont Street San Francisco, California 94105(3)

(1)	The shares included in the table consist of shares held by each of Bain Capital Fund VI, L.P., a Delaware limited partnership (“BCF VI”), Bain Capital VI Coinvestment Fund, L.P., a Delaware limited partnership (“BC VI Coinvest”), BCIP Associates II, a Delaware general partnership (“BCIP II”), BCIP Trust Associates II, a Delaware general partnership (“BCIP Trust II”), BCIP Associates II-B, a Delaware general partnership (“BCIP II-B”), BCIP Trust Associates II-B, a Delaware general partnership (“BCIP Trust II-B”), BCIP Associates II-C, a Delaware general partnership (“BCIP II-C”), PEP Investments PTY Ltd., a New South Wales limited company (“PEP”), and Brookside Capital Partners Fund, L.P., a Delaware limited partnership (“Brookside”).

Bain Capital Partners VI, L.P., a Delaware limited partnership (“BCP VI”), is the sole general partner of BCF VI and BC VI Coinvest. Bain Capital Investors, LLC, a Delaware limited liability company (“BCI”), is the sole general partner of BCP VI. BCI is the managing partner of BCIP II, BCIP Trust II, BCIP II-B, BCIP Trust II-B and BCIP II-C and, by power of attorney, has the right to vote and dispose of securities owned by PEP. Brookside Capital Investors, L.P., a Delaware limited partnership (“BCI LP”) is the sole general partner of Brookside. Brookside Capital Management, LLC, a Delaware limited liability company (“BCM”) is the sole general partner of BCI LP. Mr. Domenic J. Ferrante is the sole managing member of BCM.

(2)

Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 5,972,015 shares or 9.583% of the Common Stock outstanding of Dominos Pizza Incorporated (“the Company”) as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 5,972,015 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR Corp., are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR Corp., representing 49% of the voting power of FMR Corp. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity

Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Fidelity Management Trust Company, 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 30,000 shares or 0.048% of the common stock outstanding of the Company as a result of its serving as investment manager of the institutional account(s).

Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 30,000 shares and sole power to vote or to direct the voting of 30,000 shares of Common Stock owned by the institutional account(s) as reported above. Pyramis Global Advisors, LLC (“PGALLC”), 53 State Street, Boston, Massachusetts, 02109, an indirect wholly- owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 154,500 shares or 0.248% of the outstanding Common Stock of Dominos Pizza Incorporated as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds, or investment companies registered under Section 8 of the Investment Company Act of 1940 owning such shares. Edward C. Johnson 3d and FMR Corp., through its control of PGALLC, each has sole dispositive power over 154,500 shares and sole power to vote or to direct the voting of 154,500 shares of Common Stock owned by the institutional accounts or funds advised by PGALLC as reported above. Pyramis Global Advisors Trust Company (“PGATC”), 53 State Street, Boston, Massachusetts, 02109, an indirect wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 1,070,000 shares or 1.717% of the outstanding Common Stock of the Dominos Pizza Incorporated as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR Corp., through its control of Pyramis Global Advisors Trust Company, each has sole dispositive power over 1,070,000 shares and sole power to vote or to direct the voting of 955,200 shares of Common Stock owned by the institutional accounts managed by PGATC as reported above.

Fidelity International Limited (“FIL”), Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL, which is a qualified institution under section 240.13d-1(b)(1) pursuant to an SEC No-Action letter dated October 5, 2000, is the beneficial owner of 4,200 shares or 0.007% of the Common Stock outstanding of the Company. Partnerships controlled predominantly by members of the family of Edward C. Johnson 3d, Chairman of FMR Corp. and FIL, or trusts for their benefit, own shares of FIL voting stock with the right to cast approximately 47% of the total votes which may be cast by all holders of FIL voting stock. FMR Corp. and FIL are separate and independent corporate entities, and their Boards of Directors are generally composed of different individuals. FMR Corp. and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Securities Exchange Act of 1934 (the “1934” Act) and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3 promulgated under the 1934 Act. Therefore, they are of the view that the shares held by the other corporation need not be aggregated for purposes of Section 13(d). However, FMR Corp. is making this filing on a voluntary basis as if all of the shares are beneficially owned by FMR Corp. and FIL on a joint basis. FIL has sole dispositive power over 4,200 shares owned by the International Funds. FIL has sole power to vote or direct the voting of 4,000 shares and no power to vote or direct the voting of 200 shares of Common Stock held by the International Funds as reported above.

(3)	The shares listed in the table include shares owned by Barclays Global Investors, N.A., Barclays Global Fund Advisors, Barclays Global Investors, Ltd. and Barclays Global Investors Japan Trust and Banking Company Limited.

The foregoing information is based upon Schedule 13G reports or amendments filed with the Securities and Exchange Commission by the above beneficial owners in 2007, with respect to their holdings of the Common Stock of Domino’s Pizza, Inc. as of December 31, 2006.

Security Ownership of Management

The following table sets forth, as of January 1, 2007, information with respect to the Company’s Common Stock, par value $.01 per share, owned beneficially by each Director, by each nominee for election as a Director of the Company, by the Executive Officers named in the Summary Compensation Table starting on page 19 of this Proxy Statement and by all Directors and Executive Officers as a group:

Name of beneficial owner	Amount and nature of beneficial ownership(1)	Percent of class
David A. Brandon(2)	724,059	*
Michael D. Soignet(3)	98,699	*
J. Patrick Doyle(4)	243,796	*
Ken C. Calwell(5)	67,271	*
James G. Stansik(6)	156,494	*
L. David Mounts	61,062	*
Andrew B. Balson(7)	—	*
Dennis F. Hightower(8)	41,446	*
Mark E. Nunnelly(7)	—	*
Robert M. Rosenberg(9)	80,684	*
Vernon O. Hamilton	24,000	*
Diana F. Cantor	15,500	*
All directors and executive officers as a group (17 persons)	1,830,809	2.9%

*	Less than 1%.

(1)	Includes options exercisable within 60 days following January 1, 2007.

(2)	Includes 420,165 shares of non-voting Common Stock that can be acquired upon the exercise of outstanding options and 51,450 shares of Common Stock held by The David A. Brandon Foundation.

(3)	Includes 35,000 shares of non-voting Common Stock that can be acquired upon the exercise of outstanding options.

(4)	Includes 165,763 shares of non-voting Common Stock that can be acquired upon the exercise of outstanding options.

(5)	Includes 23,333 shares of non-voting Common Stock that can be acquired upon the exercise of outstanding options.

(6)	Includes 96,665 shares of non-voting Common Stock that can be acquired upon the exercise of outstanding options.

(7)	Mr. Balson and Mr. Nunnelly are Managing Directors and Member of BCI. Messrs. Balson and Nunnelly may be deemed to share voting and disposition power with respect to all shares of Common Stock held by each of BCF VI, BC VI Coinvest, BCIP II, BCIP Trust II, BCIP II-B, BCIP Trust II-B, BCIP II-C and PEP referred to above in the section titled “Security Ownership of Certain Beneficial Owners.” Each of Messrs. Balson and Nunnelly disclaims beneficial ownership of securities held by these investment funds except to the extent of his pecuniary interest therein, if any.

(8)	Includes 11,446 shares of non-voting Common Stock that can be acquired upon the exercise of outstanding options and 2,500 shares of non-voting Common Stock that is held by The Hightower Family Foundation.

(9)	Includes 37,036 shares of non-voting Common Stock that can be acquired upon the exercise of outstanding options.

The information with respect to beneficial ownership is based upon information furnished by each Director, nominee or Executive Officer, or information contained in filings made with the Securities and Exchange Commission.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who own more than 10% of Domino’s Common Stock to file initial reports of ownership and reports of changes in ownership of Domino’s Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. The Company assists its Directors and Executive Officers in completing and filing those reports. Domino’s is required to disclose in its proxy statement any failure to file these reports by the required due dates. The Company believes that all filing requirements applicable to its directors, executive officers and shareholders who own more than 10% of Domino’s Common Stock were complied with during the last completed fiscal year.

EXECUTIVE COMPENSATION

Compensation Committee Report

We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on these reviews and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in the fiscal 2007 Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Respectfully submitted,

Compensation Committee

Robert M. Rosenberg, Chairman

Dennis F. Hightower

Vernon “Bud” O. Hamilton

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation Committee of the Board of Directors, or the Compensation Committee, is responsible for determining the compensation of the executive officers and administering the plans in which the executive officers, the directors and the Company’s other employees participate. The goal of the Company’s compensation system is to attract, motivate and retain talented individuals to help Domino’s Pizza attain the Company’s business goals and objectives. Domino’s Pizza, Inc. is committed to achieving long-term, sustainable growth and increasing shareholder value. The Domino’s Pizza compensation programs for executive officers are designed to maintain these commitments and encourage strong financial performance on an annual and longer-term basis. The Company evaluates executive compensation by measuring the total compensation of the Chief Executive Officer and other executive officers against benchmarks of comparable companies. The principal elements of the total compensation for the Chief Executive Officer and other executive officers are base salary, performance bonuses, long-term compensation consisting primarily of stock options and certain perquisites.

Compensation Philosophy

The Company’s compensation philosophy is aligned with our corporate objective of creating long-term value for our shareholders. The Company designs executive compensation programs for our named executive officers to award them for achieving financial performance and operating objectives, and to encourage them to remain with the Company. In order to maintain the effectiveness of the Company’s current executive compensation structure, the Compensation Committee annually reviews the reasonableness of executive compensation levels using professional compensation consultants as well as public information about comparable companies within the Company’s industry, and evaluates it in light of individual performance as well as the Company’s growth and profitability. In making such determinations, the Compensation Committee reviews the nature and scope of each executive officer’s responsibilities as well as his or her effectiveness in supporting the Company’s long-term goals. The Compensation Committee attempts to set levels of salary, bonus, and other compensation at levels that will attract, motivate, and retain superior executive talent in a highly competitive environment.

Compensation Consultant

The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the Compensation Committee and to discontinue such services. In accordance with this authority, the Compensation Committee has engaged Frederic W. Cook & Co. (“Cook”), as independent outside compensation consultant, to advise the Compensation Committee on matters related to executive compensation. The Compensation Committee reviews the market intelligence on compensation trends provided by Cook as well as their general views on the specific compensation programs designed by the PeopleFirst department and the Company’s management, within the oversight of the Compensation Committee.

Total Compensation

The Compensation Committee uses total compensation as its measurement when it determines the level and components of compensation for the named executive officers. The Compensation Committee conducts a review of the total compensation of the named executive officers of Domino’s Pizza using data provided by the Company’s PeopleFirst department and Cook. For the named executive officers, except for the Chief Executive Officer, the Compensation Committee attempts to equally allocate the percentage of the three major components of Total Compensation—(i) annual base salary, (ii) annual performance bonuses and (iii) long term compensation, in the form of stock option grants. For the Chief Executive Officer, the Compensation Committee places more emphasis on the performance-based components of Total Compensation, the annual performance bonus and long term compensation so that the CEO’s Total Compensation is targeted to be allocated as 20% annual base salary, 40% annual performance bonus and 40% long term compensation.

Components of Total Compensation

Annual Base Salary Compensation. The Compensation Committee annually reviews and approves the base salaries of executive officers, including the Chief Executive Officer. In making these determinations, the Compensation Committee considers various factors such as the executive’s employment agreement with the Company, the executive’s past performance against objectives, responsibilities, leadership, years of experience, the performance of the Company with respect to the annual performance bonus measurement, and total compensation package.

Annual Performance Bonuses. The following section describes the annual performance bonus for all of the executive officers of the Company, including the Chief Executive Officer. Each executive officer has an annual performance bonus consisting of a cash bonus payment based upon the Company’s performance. Each year, the Compensation Committee approves bonus targets for the Company and sets a bonus target for the executive officers based on the achievement of a certain financial target based on a financial measurement, in the past this measurement has been adjusted EBITDA, but in 2007 the Compensation Committee approved a financial measurement based on segment income as used in the Company’s financial reporting. Segment income is calculated in accordance with SFAS 131 and is the GAAP measure most closely aligned with EBITDA. No bonuses are paid to executives unless 90% of the bonus target is exceeded in the applicable fiscal year. Each executive receives one-tenth of one percent (0.1%) of a specified percentage of their base salary for every one hundredth of one percent (0.01%) (rounded to the nearest hundredth) in excess of 90% of the bonus target that is achieved in the applicable fiscal year. The Compensation Committee approves annual bonuses for all eligible employees, including the executive officers of the Company, based on whether the pre-approved bonus targets were met and whether any other pre-established performance criteria set by the Compensation Committee were achieved. The Compensation Committee may revise the established performance criteria at their discretion, however, the Committee conducts an annual review of the performance measure criteria, and absent extenuating circumstances affecting performance, would not revise the established criteria until the next annual review. All executive officers have employment agreements that outline the provisions of their annual performance bonus. Beginning in 2007, all executive officers will have their annual performance bonus governed by the Domino’s Pizza, Inc. Senior Executive Annual Incentive Plan, a Section 162(m) plan approved by the shareholders of Domino’s.

In January 2007, the Compensation Committee certified that 96.9% of the annual performance target had been met and that the 2006 annual performance award would be 69% of each executive officer’s annual performance bonus target.

Long-Term Compensation. In order to ensure that the interests of management are aligned with creating shareholder value, the Compensation Committee provides and maintains long-term equity incentive programs consisting of an equity incentive plan and an employee stock purchase plan.

The Compensation Committee has the authority to issue equity awards under the Domino’s Pizza, Inc. 2004 Equity Incentive Plan, or EIP, which was adopted in 2004, to all eligible team members. Awards to Senior Executives Officers and the Chief Executive Officer are also presented to the Board of Directors by the Compensation Committee and are ratified by the Board of Directors. Under the EIP, the Compensation Committee may award incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, unrestricted stock, stock deliverable on a deferred basis, performance-based stock awards, and cash payments intended to defray the cost of awards. Participation in the EIP is limited to those key employees and other persons who are recommended by management and approved by the Compensation Committee. Under the EIP, the maximum number of shares for which awards may be granted to any participant in any year, and the maximum number of shares deliverable to any participant through other awards for any year, is in each case limited to 1,000,000 shares per participant. The limit on shares available under the EIP, the individual limits, and other award terms are subject to adjustment to reflect stock splits or stock dividends, combinations, and certain other events. The EIP also includes provisions concerning the treatment of awards upon the termination of service of an individual employee, and in the case of a merger or similar corporate transaction by the Company.

The Compensation Committee recently adopted a dividend equivalent rights policy pursuant to which holders of stock options will receive dividend equivalents, in the form of a cash bonus on vested options. Additionally, in the event of a special dividend there will be a reduction in exercise price, to the extent allowable by law, on all unvested options. This policy is effective as of February 1, 2007 and will apply to all future dividends declared on the Company’s Common Stock. The Compensation Committee believes that this policy further aligns the interests of management and shareholders because recipients of stock option grants do not receive a benefit from stock options unless and until the market price of the Company’s common shares increases (except for potential cash bonuses in connection with dividend equivalent rights, as described above). This program accomplishes the objective of linking each executive officer’s opportunity for financial gain to increases in shareholder wealth, as reflected by the market price of the Company’s Common Stock.

In July 2006 and in accordance with past practice, the Compensation Committee made EIP awards to each of the named executive officers. Generally, stock options awarded under the EIP have a maximum term of ten years and vest over five years, and vested options are exercisable for a limited period of time after termination of the executive officer’s employment. All options awarded under the EIP are granted with an exercise price equal to the closing price of Domino’s Pizza, Inc. Common Stock on the grant date of the award. The current outstanding options under the EIP generally vest ratably over a five-year period. As of January 1, 2007 there were 4,851,621 options currently issued and outstanding under the EIP and a total of 5,579,546 authorized but unissued options under the EIP. Additionally, as of January 1, 2007, there were 1,936,927 outstanding options issued prior to July 13, 2004 under the TISM, Inc. Fourth Amended and Restated Stock Option Plan, of which 1,360,412 options are fully vested. Combined total under the two plans, there were 6,788,548 options currently issued and outstanding and a total of 2,256,353 of such options were fully vested.

In addition, the Company maintains the Domino’s Pizza Employee Stock Payroll Deduction Plan (the “ESPDP”), adopted in July 2004, to provide employees, including executive officers, with an opportunity to purchase shares of the Company’s Common Stock through payroll deductions at a 15% discount from the market price. Such shares of the Company’s Common Stock purchased under the ESPDP have a one-year holding period requirement before team members can sell the shares. We believe the ESPDP is an attractive benefit that assists the Company in retaining key employees, securing new qualified employees and providing incentives for employees to work towards achieving the Company’s key objectives.

Other Elements of Compensation

Retirement Benefits. The Company does not maintain any defined benefit pension plan. The only current retirement benefit obligation of the Company is the continued medical coverage for David A. Brandon and his spouse during their lifetime upon termination of Mr. Brandon’s employment, other than a termination by the Company for cause or by Mr. Brandon without good reason.

Deferred Compensation. The Company maintains a nonqualified elective deferred compensation plan (the “DCP”), which is available to its executive officers and other employees. Deferred amounts under the DCP are invested in mutual funds or other investments available under the DCP. The Company does not provide an employer match for amounts deferred in the DCP. The DCP is described more fully below.

Perquisites. The Company makes a limited amount of perquisites available to its executive officers, all of which are detailed, in the case of our named executive officers, in the All Other Compensation Table below.

Certain Other Benefits. We also maintain a benefits program comprised of retirement income and group insurance plans. The objective of the program is to provide executive officers and certain other full time team members with reasonable and competitive levels of protection against the four contingencies (retirement, death, disability and illness), which will interrupt the eligible employee’s employment and/or income received as an active employee. The retirement program consists of two savings plans: (1) a tax-qualified 401(k) savings plan and (2) a non-qualified deferred compensation plan (the DCP described above). The 401(k) savings plan is open to all employees age 21 or older who have also worked at least 1,000 hours for the Company. Effective January 1, 2006, the Company increased its match on employee 401(k) contributions to a 100% match on the first three percent (3%) contributed by employees into their 401(k) funds and a 50% match on each of the fourth and fifth percent (4% and 5%) of employee 401(k) contributions. The non-qualified deferred compensation plan is offered to select senior management, including all executives officers.

The Company’s group insurance program consists of life, disability and health insurance benefit plans that cover all full-time employees. All executive officers are provided reimbursement for payroll contributions when participating in the long-term disability plan as well as an umbrella insurance policy. Each participating executive officer is reimbursed for expenses related to the completion of an annual comprehensive physical for themselves and their spouse. Additional information regarding perquisites provided to named executive officers is set forth in the Summary Compensation Table in this Proxy Statement.

Compensation for Chief Executive Officer

David A. Brandon was named Chief Executive Officer and Chairman of the Board of the Company in March 1999. He had previously served as President and Chief Executive Officer of Valassis, Inc. from 1989 to 1998 and Chairman of the Board of Valassis from 1997 to 1998.

Mr. Brandon’s employment agreement provides that he will receive an annual bonus, the amount of which shall be determined based on the Company’s achievement of performance target measures. For 2006, the performance objective was based on the achievement of the Company’s EBITDA target used to determine other executive bonuses. The maximum amount of the bonus pursuant to his employment agreement is 200% of base salary. The payment to Mr. Brandon for 2006 was based on the achievement of the 2006 goals, which as stated above, were achieved at a level of 96.9%. As a result, Mr. Brandon received 69% of his eligible bonus amount, or $1,035,000. Consistent with the philosophy described above regarding the significance of incentive compensation to total cash compensation, 58% of Mr. Brandon’s cash compensation for 2006 was incentive pay. Since the incentive award opportunity was designed to increase as the Company’s performance increased, and decrease if the specified goals were not met, Mr. Brandon’s cash compensation was significantly affected by the Company’s performance. Decisions regarding salary increases for the CEO take into account his current salary and the salaries of peers. Based on that review, in December 2006, the Compensation Committee approved a salary increase, beginning in January 2007, for Mr. Brandon from $750,000 to $790,000.

Awards under the Company’s long-term equity incentive plan in the form of stock options are designed to reward demonstrated leadership, motivate future superior performance, align the interests of the CEO with shareholders and to retain the CEO. Therefore, stock options to purchase 250,000 shares of Domino’s Pizza Common Stock were granted to Mr. Brandon in 2006 at 100% of the fair market value of the Company’s common shares on July 26, 2006, the date of grant.

The Compensation Committee believes that Mr. Brandon has been reasonably compensated for the job he has done as the Chairman of the Board and Chief Executive Officer. His opportunities to increase his future compensation depend on the Company’s future performance and the competitive pay practices of comparable positions within the food-service industry. We believe Mr. Brandon’s compensation package effectively links shareholder and financial performance to Mr. Brandon’s total compensation through the use of long-term awards and cash compensation that is based, in part, on Company performance. The Compensation Committee has commissioned several peer group market surveys for a review of CEO and other named executive officer compensation at the Company’s peer group. The Compensation Committee targets annual CEO salary to be at the market median for the Company’s peer group and Total Compensation for the CEO to be above the market media for the Company’s peer group based on the financial achievements. In addition, the Compensation Committee has continued the Company’s practice of using only stock options for equity compensation and does not grant full value equity awards. The philosophy behind this practice is that stock options require increased Company financial performance.

Employment Agreements

Each of the executive officers is party to an agreement that provides employment and severance terms and for a two year non-competition and non-solicitation agreement. All the executive officers’ employment agreements were revised in February of 2007 to provide for the application of the Domino’s Pizza Senior Executive Annual Incentive Plan to the annual performance bonus and to remove the discretionary bonus component from their employment agreements. The provisions of the employment agreements relating to termination of employment and severance are described in more detail under “Potential Post Employment Payments to Named Executive Officers.” We believe entering into non-competition and non-solicitation arrangements with our executive officers is important to protect the Company following the cessation of their employment and we believe also that severance provisions help attract and retain top performing executive officers.

Stock Ownership Guidelines

The Compensation Committee ratified stock ownership guidelines in January 2007. These ownership guidelines provide for stock ownership after five years of employment with the Company of five times base salary for the Chief Executive Officer, either three or four times base salary for other executive officers depending on their position and five times the annual retainer for the Company’s Independent Directors. These stock ownership guidelines are designed to align management and shareholder interest and encourage loyalty and long-term focus of executives.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended (“162(m)”), generally limits the tax deductibility of annual compensation paid by a publicly-held company to $1,000,000 per individual employee per year. However, this limitation generally does not apply to performance-based compensation under a plan that is approved by the shareholders of a company that also meets certain other technical requirements. The Compensation Committee intends to utilize performance-based compensation programs that meet the deductibility requirements under Section 162(m). At the Company’s 2006 Annual Meeting of Shareholders, the shareholders approved the Domino’s Pizza Senior Executive Annual Incentive Plan that qualifies under Section 162(m). However, the Compensation Committee also realizes that in order to attract and retain individuals with superior talent, the rare possibility exists that individual exceptions may occur. The Company’s compensation and benefit arrangements are also designed to qualify for an exemption under, or satisfy the requirements of, the rules and regulations relating to nonqualified deferred compensation under Section 409A of the Internal Revenue Code.

During 2005, the Company adopted Statement of Financial Accounting Standard (SFAS) No. 123(R) (revised 2004), “Share-Based Payment” using the modified retrospective method. This standard requires that the fair value of all stock-based awards be reflected in the Company’s financial statements based on the fair value of the awards as of the grant date.

Stock Option Grant Processes

Almost all of the stock options are granted at the regularly scheduled meetings of the Compensation Committee in February and July of each year. The specific date of these meetings is set by the Board of Directors, along with other Board and committee meetings, generally one to two years in advance. On occasion, in connection with new hires, promotions or extraordinary corporate events, stock options have been granted at other times during the year. The Compensation Committee does not have any plans, practices or policies of timing these option grants in coordination with the release of material non-public information. The exercise price of options is set at the closing price of Domino’s Pizza, Inc. Common Stock on the New York Stock Exchange on the date of the grant.

Compensation Committee Members and the Compensation Committee Charter

The Compensation Committee of the Board of Directors consists of only outside, non-employee, Independent Directors, who are appointed by the Board of Directors. The independence of each member of the

Compensation Committee is determined annually by the full Board of Directors in accordance with Section 303A of the New York Stock Exchange listed company rules. The Compensation Committee’s membership is determined by the Board of Directors. The Compensation Committee is currently composed of Robert Rosenberg (chairman), Dennis Hightower and Vernon “Bud” Hamilton.

The Compensation Committee is responsible for establishing the Company’s compensation philosophy, approving the Company’s executive compensation programs and establishing the salaries and other compensation of the Company’s executive officers. The Compensation Committee’s functions include examining the levels and methods of compensation employed by the Company with respect to the Chief Executive Officer and other executive officers, making recommendation to the Board with respect to other compensation, reviewing and approving the compensation package of the Chief Executive Officer, making recommendations to the Board with respect to certain incentive compensation plans, making administrative and compensation decisions under equity compensation plans, administering one or more cash bonus plans qualifying as compensation paid thereunder as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, and implementing and administering such plans.

The Compensation Committee’s charter reflects the Compensation Committee’s responsibilities, and the Compensation Committee and the Board reviews the charter at least once annually. The Charter was last reviewed in May 2006. The Compensation Committee recommends any revisions to the charter to the Board of Directors for approval. The Compensation Committee charter is shown as ANNEX A to this proxy statement.

The Compensation Committee’s Chairman, in conjunction with the Chief Executive Officer and the Company’s General Counsel, is responsible for approving the agendas for each meeting of the Compensation Committee. The Board of Directors in consultation with the Compensation Committee, sets the meeting dates and times of the Compensation Committee.

Role of Executive Officers in Establishing Compensation

The Chief Executive Officer and the Chairman of the Compensation Committee annually review the performance of each Named Executive Officer (other than the Chief Executive Officer) and the other executive officers. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Compensation Committee. The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to executives. The Compensation Committee ultimately makes all compensation decisions for the executive officers and approves recommendations regarding equity awards to the executive officers.

Compensation Committee Activity

In 2006, the Compensation Committee enacted the Domino’s Pizza Senior Executive Annual Incentive Plan, a new internal revenue code section 162(m) compliant bonus plan for senior executives of the Company. The Compensation Committee also amended the Domino’s Pizza, Inc. Equity Incentive Plan, the Company’s currently active stock option plan, to allow for a larger number of options to be granted. The Compensation Committee met five (5) times in 2006.

Use of Tally Sheets

The Compensation Committee, with the assistance of management of the Company, created a tally sheet to facilitate the Compensation Committee’s review of the total compensation of the Named Executive Officers of the Company. In preparation of this Proxy Statement, the Compensation Committee reviewed the tally sheets for the Chief Executive Officer, the Chief Financial Officer and the three other most highly compensated executive officers of the Company. The tally sheets contained annual cash compensation (salary and bonus), other compensation, stock option exercises, annual stock option grants with Black-Scholes values for the grants, potential severance payments, and stock option holdings with total in the money value at the end of the fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2006, none of the Company’s executive officers served on the board of directors of any entities that had one or more executive officers serve on the Compensation Committee. No current or past executive officers or employees of the Company or its subsidiaries serve on the Compensation Committee. During 2006, the following directors served on the Compensation Committee: Robert M. Rosenberg (Chair), Dennis F. Hightower, Vernon “Bud” O. Hamilton.

SU MMARY COMPENSATION TABLE FOR 2006

The following table summarizes compensation awarded or paid to, each of the Chief Executive Officer, the Chief Financial Officer of the Company and the three other executive officers of Domino’s Pizza, Inc. who were the most highly compensated for 2006. All information set forth in this table reflects compensation earned by these individuals for services with Domino’s. For ease of reference, the Company collectively refers to these executive officers throughout this section as the “Named Executive Officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)(4)	Stock Awards ($)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(1)	Total ($)
David A. Brandon Chairman and Chief Executive Officer	2006	750,000	1,035,000	—	863,443	—	—	13,307	2,661,750
L. David Mounts Chief Financial Officer and Executive Vice President of Finance	2006	350,000	330,000	—	377,415	—	—	186,671	1,244,086
J. Patrick Doyle Executive Vice President, Leader of TEAM U.S.A.	2006	325,000	300,000	—	304,708	—	—	12,571	942,279
Ken C. Calwell Executive Vice President of Build the Brand and Chief Marketing Officer	2006	315,000	285,000	—	250,668	—	—	16,012	866,680
Michael D. Soignet Executive Vice President of Franchise Operations and Supply Chain	2006	310,000	300,000	—	272,840	—	68,201	9,171	960,212

(1)	The amounts listed for all executive officers are further elaborated upon in the All Other Compensation table below.

(2)	The amounts listed represent the earnings on the Mr. Soignet’s Non-Qualified Deferred Compensation account balance. This is further detailed in the Non-Qualified Deferred Compensation Table on page 23. No other Named Executive Officers currently participate nor have balances under the Non-Qualified Deferred Compensation Plan.

(3)	The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123R of awards pursuant to the Stock Option Program and thus include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of this amount are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 23, 2007.

(4)	The amounts are the bonus payments made to the Named Executive Officers in conjunction with our Team Achievement Dividend bonus plan. These bonuses were paid in January 2007 for amounts earned in the 2006 Fiscal year.

The following table below shows amounts under All Other Compensation for 2006:

Name	Year	Perquisites and Other Personal Benefits ($)(3)	Insurance Premiums ($)(5)	Company Contributions to Retirement and 401(k) Plans ($)(2)	Relocation ($)		Tax Reimbursements ($)(4)	Severance Payments / Accruals ($)	Change in Control Payments / Accruals ($)	Total ($)
David A. Brandon(1)	2006	1,469	2,493	8,685	—		660	—	—	13,307
L. David Mounts	2006	1,058	3,926	—	172,216	(6)	9,471	—	—	186,671
J. Patrick Doyle	2006	1,734	1,263	8,688	—		886	—	—	12,571
Ken C. Calwell	2006	1,786	3,087	8,745	—		2,394	—	—	16,012
Michael D. Soignet	2006	2,394	1,398	3,830	—		1,549	—	—	9,171

(1)	Full reimbursement of Mr. Brandon’s personal usage of the Company aircraft was made in the amount of $84,103.

(2)	Represents the amount of company match made to the Domino’s Pizza 401(k) Savings plan.

(3)	Mr. Brandon’s payment represents reimbursement for Long-term disability payroll deductions. Mr. Mounts’ payment represents a period award bonus. Mr. Doyle’s payment represents reimbursement for Long-term disability payroll deductions in the amount of $676 and also $1,058 for a period award bonus. Mr. Calwell’s payment represents reimbursement for Long-term disability payroll deductions in the amount of $676 and also $1,110 for a period award bonus. Mr. Soignet’s payment represents reimbursement for Long-term disability payroll deductions in the amount of $1,079 and also $1,315 for a period award bonus.

(4)	Mr. Brandon’s payment represents tax gross up on Umbrella life insurance payments. Mr. Mounts’ represents tax gross up on Umbrella life insurance payments in the amount of $425, gross up on period award bonus in the amount of $461 and $8,585 in tax gross up for relocation payments and reimbursements. Mr. Doyle’s represents tax gross up on Umbrella life insurance payments in the amount of $425 and gross up on period award bonus in the amount of $461. Mr. Calwell’s represents tax gross up on Umbrella life insurance payments in the amount of $660, gross up on period award bonus in the amount of $496 and $1,238 in gross ups on medical expense reimbursements. Mr. Soignet’s represents tax gross up on Umbrella life insurance payments in the amount of $660 and gross up on period award bonus in the amount of $889.

(5)	Mr. Brandon’s payment represents company paid benefit of $975 for Umbrella life insurance and company paid benefit of $1,518 for Group Term Life Insurance. Mr. Mounts’ payment represents company paid benefit of $975 for Umbrella life insurance, company paid benefit of $319 for Group Term Life Insurance and $2,632 for reimbursement of medical insurance allowance. Mr. Doyle’s payment represents company paid benefit of $975 for Umbrella life insurance and company paid benefit of $288 for Group Term Life Insurance. Mr. Calwell’s payment represents company paid benefit of $975 for Umbrella life insurance, company paid benefit of $282 for Group Term Life Insurance and $1,830 for reimbursement of medical insurance allowance. Mr. Soignet’s payment represents company paid benefit of $975 for Umbrella life insurance and company paid benefit of $423 for Group Term Life Insurance.

(6)	Mr. Mounts’ relocation costs include: (i) $12,008 in temporary living arrangements, (ii) $25,652 in moving expenses, (iii) $15,434 in legal fees, (iv) $69,997 in expenses relating to the sale of previous residence, (v) $40,668 in expenses relating to the purchase of new residence, and (vi) $8,457 in travel costs relating to the relocation.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table sets forth information concerning individual grants of stock options made during the fiscal year ended December 31, 2006 to each of the Named Executive Officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/sh)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David A. Brandon	07/26/2006	—	—	—	—	—	—	—	250,000	$22.46	$1,625,000
L. David Mounts	07/26/2006	—	—	—	—	—	—	—	75,000	$22.46	$487,500
J. Patrick Doyle	07/26/2006	—	—	—	—	—	—	—	75,000	$22.46	$487,500
Ken C. Calwell	07/26/2006	—	—	—	—	—	—	—	60,000	$22.46	$390,000
Michael D. Soignet	07/26/2006	—	—	—	—	—	—	—	75,000	$22.46	$487,500

(1)	All option awards were granted with an exercise price equal to the closing price of Domino’s Pizza, Inc. Common Stock on the New York Stock Exchange on the date of grant, vest 20% over 5 years, beginning on the first anniversary of the grant date and have a 10 year term, provided Named Executive Officer remains a current employee.

(2)	Reflects the closing price of Domino’s Pizza, Inc. Common Stock on the New York Stock Exchange on the date of grant.

(3)	Represents the total FAS 123R fair value of the grant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table sets forth information on outstanding option and stock awards for named executive officers as of January 1, 2007:

	Option Awards (1) (2)					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Exercisable	Unexercisable
David A. Brandon	77,500	0		$0.75	03/31/09	—	—	—	—
	166,666	0		$5.25	01/01/12	—	—	—	—
	175,999	117,334		$8.66	07/01/13	—	—	—	—
	133,333	200,000		$14.00	07/13/14	—	—	—	—
	60,000	240,000		$25.02	07/29/15	—	—	—	—
	0	250,000		$22.46	07/26/16
L. David Mounts	50,000	200,000		$21.29	10/19/15	—	—	—	—
	0	75,000		$22.46	07/26/16	—	—	—	—
J. Patrick Doyle	55,097	0		$0.75	01/24/10	—	—	—	—
	26,666	0		$5.25	01/01/12	—	—	—	—
	84,000	56,000		$8.66	07/01/13	—	—	—	—
	40,000	60,000		$14.00	07/13/14	—	—	—	—
	10,000	40,000		$17.11	02/18/15	—	—	—	—
	17,000	68,000		$25.02	07/29/15	—	—	—	—
	0	75,000		$22.46	07/26/16	—	—	—	—
Ken C. Calwell	23,333	46,667		$8.66	07/01/13	—	—	—	—
	24,500	60,000		$14.00	07/13/14	—	—	—	—
	17,000	68,000		$25.02	07/29/15	—	—	—	—
	0	60,000		$22.46	07/26/16	—	—	—	—
Michael D. Soignet	35,000	60,000		$8.66	07/01/13	—	—	—	—
	46,666	70,000		$14.00	07/13/14	—	—	—	—
	16,000	64,000		$25.02	07/29/15	—	—	—	—
	0	75,000		$22.46	07/26/16	—	—	—	—

(1)	All option awards are granted ten years prior to the option expiration date and vest in equal annual installments over five years, beginning on the first anniversary of the grant date, and upon a change of control and certain employment terminations.

(2)	All Options issued prior to July 1, 2003 are fully vested and exercisable. Those grants issued as of July 1, 2003 and later vest in 20% increments beginning on the first anniversary of the grant date and ending on the fifth anniversary of the grant date.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides information relating to option exercises and stock vesting for named executive officers during 2006:

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David A. Brandon	—	—	—	—
L. David Mounts	—	—	—	—
J. Patrick Doyle	21,000	525,688	—	—
Ken C. Calwell	76,020	1,266,177	—	—
Michael D. Soignet	88,333	1,655,347	—	—

1)	Equals the stock price on the New York Stock Exchange on exercise date minus the option exercise price multiplied by the number of shares acquired on exercise.

NON-QUALIFIED DEFERRED COMPENSATION TABLE

A select group of management or highly compensated employees as defined by the Employee Retirement Income and Security Act of 1974, as amended, are eligible to participate in the Domino’s Pizza Deferred Compensation Plan. The purpose of this plan is to provide supplemental retirement income and to permit eligible employees the option to defer receipt of compensation pursuant to the terms of the Plan.

Participants are able to defer a portion of eligible compensation (including base salary and the annual performance bonus). Participants elect a specific date or event (termination) for payment of deferred compensation and the form of the payment, either lump sum or installments. Participants are able to invest their deferrals in a lineup of mutual funds that is the same as the Domino’s Pizza 401(k) Savings Plan lineup, with the exception that the stable value fund in the 401(k) Plan is replaced with a money market fund in the Deferred Compensation Plan.

The following table provides information on nonqualified deferred compensation plans for named executive officers as of January 1, 2007:

Name	Executive Contributions in Last Fiscal Year ($)		Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
David A. Brandon	—		—	—	—	—
L. David Mounts	—		—	—	—	—
J. Patrick Doyle	—		—	—	—	—
Ken C. Calwell	—		—	—	—	—
Michael D. Soignet	483,615	(2)	—	68,201	—	677,762

(1)	Reflects market-based earnings on amounts deferred by plan participants.

(2)	This amount includes $123,615 which is reported as compensation to Mr. Soignet in the Summary Compensation Table.

POTENTIAL POST EMPLOYMENT PAYMENTS TO EXECUTIVE OFFICERS

Each of the named executive officers was a party to an employment agreement providing for payments in connection with such officer’s termination. Under David Brandon’s employment agreement, upon involuntary termination by the Company without cause prior to the end of the term of the agreement, or if Mr. Brandon terminates voluntarily for good reason, defined as material diminution of his responsibilities, relocation or the failure of the Company to pay Mr. Brandon, he receives monthly payments equal to his then base monthly salary for twenty-four (24) months following termination as well as a prorated annual performance bonus under the Senior Executive Annual Incentive Plan. Under the employment agreements of the named executive officers except for David Brandon, upon involuntary termination prior to the end of the term of the agreement, or if the named executive terminates voluntarily for good reason, defined as material diminution of the executive’s responsibilities, relocation or the failure of the Company to pay the executive, the named executive receives an amount equal to their then annual base salary paid as follows; a payment equal to six (6) times the executive’s base monthly salary made six (6) months after termination of employment and monthly payments equal to the named executive’s base monthly salary for the next six (6) months. The named executive officers are entitled to a prorated annual bonus under the Senior Executive Annual Incentive Plan. In addition, during the severance period, the named executive is entitled to continued medical insurance coverage. Option awards and other benefits are governed by the terms of those programs. Each of the employment agreements contains a two year non-competition and non-solicitation agreement.

The following table sets forth aggregate estimated payment obligations to each of the named executive officers assuming a termination happened on January 1, 2007:

Name	Benefit	Before Change in Control Termination w/o Cause or for Good Reason	After Change in Control Termination w/o Cause or for Good Reason	Voluntary Termination	Death	Disability	Change in Control
David A. Brandon(1)	Severance Pay	$1,580,000	1,580,000	—	n/a	n/a	—
L. David Mounts	Severance Pay	400,000	400,000	—	n/a	n/a	—
J. Patrick Doyle	Severance Pay	375,000	375,000	—	n/a	n/a	—
Ken C. Calwell	Severance Pay	360,000	360,000	—	n/a	n/a	—
Michael D. Soignet	Severance Pay	360,000	360,000	—	n/a	n/a	—

(1)	In addition, after termination of Mr. Brandon’s employment, except in the case of a termination by the Company for Cause or by Mr. Brandon without Good Reason (both terms as defined in Mr. Brandon’s Amended and Restated Employment Agreement, as amended, the Company will be obligated to provide medical coverage to Mr. Brandon and his spouse at least equivalent to those being provided by the Company at the time of termination. The Company had $150,000 reserved at the end of 2006 and plans to reserve $50,000 per year for 2007 and 2008 for a total of $250,000 to be reserved for this post employment benefit.

COMPENSATION OF DIRECTORS

On July 1, 2006, the compensation for the Company’s Independent Directors was adjusted so that each Director is paid a $40,000 annual retainer, plus $2,000 for each Board meeting and $1,500 for each qualified committee meeting attended, including telephonic meetings, for all services, plus expenses. If more than one qualified meeting is held on the same day, a separate fee is paid for each meeting attended. Meetings of the Audit, Compensation and the Nominating and Corporate Governance Committees are qualified meetings, as are meetings of any special committees established from time to time. In addition on July 1, 2006 the compensation for the Chair of the Audit Committee was increased to $15,000 per year and the Chairs of each qualified committee are paid $10,000 per year.

Directors who are not employees of the Company or its subsidiaries and are Independent Directors also receive annual grants of stock options under the Company’s 2004 Equity Incentive Plan. In 2006, each

Independent Director received an annual grant of options to purchase 7,500 shares of Domino’s Common Stock and beginning in 2007, each Independent Director will receive an annual grant of options to purchase will increase to 10,000 shares of Domino’s Common Stock. The option exercise price for these grants will be equal to 100% of the fair market value of the Company’s Common Stock on the date of grant. Options are granted on the date on which the regularly scheduled Board of Director meeting is held during the Company’s first fiscal quarter. The options granted to Directors have a one-year vesting period and each option is granted for a period of 10 years (subject to special provisions in the case of termination of service, retirement or death). Messrs. Balson and Nunnelly do not receive compensation for their services on the Board of Directors because they are not Independent Directors.

The following table provides information concerning compensation for the Company’s Independent Directors during 2006

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Dennis F. Hightower	101,250	—	81,272	—	—	—
Robert M. Rosenberg	88,750	—	81,272	—	—	—
Vernon “Bud” O. Hamilton	81,010	—	87,601	—	—	—
Diana F. Cantor	79,750	—	88,435	—	—	—

(1)	The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123R of awards pursuant to the Stock Option Program and thus include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of this amount are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 23, 2007.

The following table shows the number of outstanding shares underlying option awards for the Company’s Independent Directors as of January 1, 2007:

Name	Outstanding Option Awards
Dennis F. Hightower	38,946
Robert M. Rosenberg	52,036
Vernon “Bud” O. Hamilton	22,500
Diana F. Cantor	15,000

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, as of January 1, 2007 the end of the Company’s last fiscal year, (a) the number of securities that could be issued upon exercise of outstanding options under the Company’s equity compensation plans, (b) the weighted-average exercise price of outstanding options under such plans, and (c) the number of securities remaining available for future issuance under such plans, excluding securities that could be issued upon exercise of outstanding options.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	6,788,548	$16.840	6,429,417
Equity compensation plans not approved by security holders	—	—	—

Total	6,788,548	$16.840	6,429,417

(a)	Includes 849,871 shares that may be issued under the Domino’s Pizza Employee Stock Payroll Deduction Plan.

TISM, Inc. Fourth Amended and Restated Stock Option Plan

The TISM, Inc. Fourth Amended and Restated Stock Option Plan (the “TISM Plan”) was adopted by the Board on June 25, 2003 and approved by the Company’s shareholders on June 25, 2003. At January 1, 2007, under the TISM Plan, there were outstanding options to purchase 1,936,927 shares of non-voting Common Stock at a weighted average exercise price of $6.93 per share of which options to purchase 1,360,412 shares were exercisable at a weighted average exercise price of $6.18 per share. In connection with the Domino’s Pizza initial public offering in July of 2004, the Company amended the TISM Plan to terminate the ability to issue additional options under the TISM Plan. Outstanding awards previously granted under the Company’s existing stock option plan will continue to be governed by such plan. The non-voting Common Stock issuable upon exercise of all such options is convertible into shares of Domino’s Pizza Common Stock upon transfer to a non-affiliate of the holder or otherwise in a brokerage transaction.

Domino’s Pizza, Inc. 2004 Equity Incentive Plan

The Domino’s Pizza, Inc. 2004 Equity Incentive Plan (the “Original 2004 Plan”) was adopted by the Board on June 1, 2004 and approved by the Company’s shareholders and an Amended Domino’s Pizza, Inc. 2004 Equity Incentive Plan (the “2004 Plan”) was approved by shareholders at the 2006 Annual Meeting. As of January 1, 2007, the Company had 4,851,621 options to purchase Common Stock outstanding, at a weighted average exercise price per share equal to $20.79 of which options to purchase 895,941 shares were exercisable at an exercise price of $18.25 per share.

The Board may make grants to employees, directors, consultants and other service providers. The number of shares reserved for issuance under the 2004 Plan includes (1) 10,600,000 shares of Common Stock plus (2) any shares returned to the 2004 Plan as a result of termination of options that were granted under the 2004 Plan (by reason of forfeiture), plus shares held back in satisfaction of tax withholding requirements from shares that would otherwise have been delivered pursuant to an award.

The maximum number of shares of stock for which options may be granted to any person in any calendar year or that may be delivered to any person in any calendar year will each be 1,000,000. Incentive stock options may be granted only to employees. The exercise price of all incentive stock options granted under the 2004 Plan must be at least equal to the fair market value of the Common Stock on the date of grant. The exercise price of non-statutory stock options granted under the 2004 Plan is determined by the administrator, but with respect to non-statutory stock options intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, the exercise price must be at least equal to the fair market value of

Domino’s Pizza Common Stock on the date of grant. With respect to any participant who owns stock representing more than 10% of the total combined voting power of all classes of the Company’s outstanding capital stock, the exercise price of any incentive stock option grant must be at least equal to 110% of the fair market value on the grant date, and the term of such incentive stock option must not exceed five years. The term of all other incentive stock options granted under the 2004 Plan may not exceed ten years.

EXECUTIVE AGREEMENTS

Mr. Brandon is employed as the Company’s Chief Executive Officer pursuant to an employment agreement that terminates on December 31, 2008. Under the employment agreement, Mr. Brandon was entitled to receive an annual salary of $750,000 in 2006 and is eligible for an annual bonus based on achievement of performance objectives. If Mr. Brandon is terminated other than for cause or resigns voluntarily for good reason, he is entitled to receive continued salary for two years. In addition, in those circumstances, or if Mr. Brandon serves through December 31, 2008, each of Mr. Brandon and his wife is entitled to receive continued health insurance paid by the Company for the remainder of their lives. In connection with the recapitalization in June 2003, Mr. Brandon’s options to purchase shares of Domino’s Pizza non-voting Common Stock became fully vested. On July 1, 2003, Mr. Brandon was granted additional options to purchase 293,333 shares of non-voting Common Stock at an exercise price of $8.66 per share, which options will vest 20% per year, subject to acceleration in specified circumstances involving either a change of control of Domino’s, as described below, or a termination of employment either by the Company without cause or by Mr. Brandon for good reason. Domino’s also has a time-sharing agreement with Mr. Brandon that requires him to reimburse the Company for his personal use of the Company’s corporate aircraft pursuant to a statutory formula.

The Company has also entered into employment agreements (“Executive Agreements”) with each of the Named Executive Officers referenced in the Summary Compensation Table (see pages 19 and 20) as well as certain other executive officers (“Key Executives”). The Executive Agreements are intended to assure the Company that it will have the continued dedication, undivided loyalty, and objective advice and counsel from these Key Executives during their respective terms of employment and in the event of a proposed transaction, or the threat of a transaction, which could result in a change in control of the Company.

Each of the Company’s other Named Executive Officers is employed pursuant to a written employment agreement, terminable at will by either party. Under each employment agreement, the Named Executive Officer is entitled to receive an annual salary and an annual formula bonus based on achievement of performance objectives and is eligible to receive a discretionary bonus. Under their respective employment agreements, Messrs. Mounts, Doyle, Calwell and Soignet were entitled to receive an annual base salary in 2006 of $350,000, $325,000, $315,000 and $310,000, respectively. In addition, if the employment of any such Named Executive Officer is terminated other than for cause, or if he resigns voluntarily for good reason, he is entitled to continue to receive his salary for twelve months plus any earned but unpaid bonus. In addition, if any such Named Executive Officer’s employment is terminated by reason of physical or mental disability, he is entitled to receive continued salary less the amount of disability income benefits received by him and continued coverage under group medical plans for 18 months. In addition, each of the Named Executive Officers is subject to non-competition, non-solicitation and confidentiality provisions.

Change-of-control provisions

The stock option agreements of the Company’s Named Executive Officers under the Fourth Amended and Restated TISM Stock Option Plan provide that upon a change in control of Domino’s Pizza, Inc., the options granted to the Named Executive Officers shall become immediately vested, but exercisable only as to an additional 20% per year. After a change in control, however, should the Named Executive Officer terminate his employment for good reason (as defined in the Executive Agreements), or if the Company terminates the Named Executive Officer without cause (as defined in the Executive Agreements), all options will become immediately exercisable.

CERTAIN TRANSACTIONS INVOLVING MANAGEMENT OR 5% OR GREATER SHAREHOLDERS

The Company has adopted a Code of Business Conduct for officers, directors and employees. Under the Code, officers, directors and employees must avoid even the appearance of a conflict of interest. Any questions about a Director’s, officer’s or employee’s actual or potential conflict of interest with the Company must be brought promptly to the attention of the Nominating and Corporate Governance Committee.

Based on its consideration of all of the relevant facts and circumstances, the Nominating and Corporate Governance Committee will review the transaction and determine an appropriate course of action, including whether consideration or action by the full board is necessary. Directors involved in any conflict or potential conflict shall recuse themselves from any decisions relating thereto.

Stockholders agreements

In connection with the 1998 recapitalization, the Company entered into a number of stockholders agreements. The first agreement was entered into with investment funds affiliated with Bain Capital, LLC and specified other investors, shareholders and executive officers. In connection with the Domino’s Pizza initial public offering, all of the stockholders agreements were amended to eliminate the voting agreement and the negative covenants contained therein and all of the other provisions of these agreements, other than provisions relating to registration rights, terminated by operation of the applicable agreement. The registration rights provide for demand registration rights for the investment funds affiliated with Bain Capital, LLC and for piggyback registration rights for all shareholders that are party to that stockholders agreement. The second stockholders agreement was entered into with all of the current employee shareholders. This agreement contained a provision that terminated all of the other provisions of the agreement, other than the registration rights provisions, upon the Domino’s Pizza initial public offering. The registration rights provisions provide for piggyback registration rights for all such shareholders. The remaining stockholders agreements were entered into with each of the Company’s current franchisee shareholders. Each of these agreements contained a provision under which all of the other provisions of the agreement, other than the registration rights provisions, terminated at the Domino’s Pizza initial public offering. The registration rights provisions provide for piggyback registration rights for all such shareholders. Each of the stockholders agreements includes customary indemnification provisions in favor of any person who is or might be deemed a controlling person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, who the Company refers to as controlling persons, and related parties against liabilities under the Securities Act incurred in connection with the registration of any of the Company’s debt or equity securities. These provisions provide indemnification against certain liabilities arising under the Securities Act and certain liabilities resulting from violations of other applicable laws in connection with any filing or other disclosure made by the Company under the securities laws relating to any such registrations. Domino’s agreed to reimburse such persons for any legal or other expenses incurred in connection with investigating or defending any such liability, action or proceeding, except that the Company will not be required to indemnify any such person or reimburse related legal or other expenses if such loss or expense arises out of or is based on any untrue statement or omission made in reliance upon and in conformity with written information provided by such person.

Management agreement

In connection with the Company’s 1998 recapitalization, the Company entered into a management agreement with Bain Capital Partners VI, L.P., an affiliate of Bain Capital, LLC, pursuant to which Bain Capital Partners VI, L.P. provides financial, management and operations consulting services to us. These services include advice in connection with the negotiation and consummation of agreements and other documents to provide the Company with financing from banks or other entities, as well as financial, managerial and operational advice in connection with the Company’s day-to-day operations, including advice with respect to the investment of funds and advice with respect to the development and implementation of strategies for improving Domino’s operating, marketing and financial performance. In exchange for such services, Bain Capital Partners VI, L.P. was paid an annual management fee not to exceed $2.0 million plus reimbursement of the expenses of Bain Capital Partners VI, L.P. and its affiliates in connection with the management agreement, the Company’s recapitalization in 1998 or otherwise related to their investment in us. In addition, in exchange for assisting the Company in negotiating the senior financing for any recapitalization, acquisition or other similar transaction, Bain Capital Partners VI, L.P. was entitled to a transaction fee equal to 1% of the gross purchase price, including assumed liabilities, for such transaction, irrespective of whether such senior financing is actually committed or drawn upon. In connection with the Company’s 1998 recapitalization, Bain Capital Partners VI, L.P. received a fee of $11.75 million. In connection with the closing the Domino’s Pizza initial public offering in July 2004, the management agreement was terminated in exchange for a payment to Bain Capital Partners VI, L.P. of $10.0 million. The management agreement included customary indemnification provisions in favor of Bain Capital Partners VI, L.P. and its affiliates and related parties. Messrs. Balson and Nunnelly, two of the Company’s directors, are managing directors of Bain Capital, LLC. The management agreement indemnification provision provides that Domino’s will indemnify each of the above-referenced entities and persons from and against all liabilities and expenses incurred in connection with the Company’s recapitalization in 1998, the management agreement or other transactions related to their investment in Domino’s, except for such liability or expense arising on account of such indemnified person’s willful misconduct.

Stock repurchases

On March 29, 2005, Domino’s repurchased and retired 4,409,171 shares of its Common Stock from shareholder JP Morgan Capital, L.P. and its affiliates (collectively, “JPMP”), for approximately $75 million, or $17.01 per share. The repurchase price of $17.01 per share in this private transaction was based on a negotiated discount between the Company and JPMP. The Company also completed an amendment to the Company’s senior credit facility on March 28, 2005 in order to permit the repurchase transaction, reduce current cash sweep requirements and provide additional financial flexibility. The private repurchase of shares and the credit agreement amendment were reviewed and unanimously approved by the Domino’s Board. The Company used available cash on hand and borrowings from the Company’s revolving credit facility to fund the repurchase transaction.

On March 10, 2006, Domino’s repurchased and retired 5,624,602 shares of Domino’s Pizza Common Stock from investment funds associated with shareholder Bain Capital, LLC (collectively “Bain”), for approximately $145 million, or $25.78 per share. The repurchase price of $25.78 per share in this private transaction was based on a negotiated discount between the Company and Bain. The Company also completed an amendment to the Company’s senior credit facility on March 9, 2006 in order to increase the Company’s share repurchase basket and allow for additional borrowing. The private repurchase of shares was reviewed and approved by a fully-independent committee of the Board. The credit agreement amendment was reviewed and unanimously approved by the Board. The Company used available cash on hand and additional term loan borrowings to fund the repurchase transaction.

Financing arrangements

One of the Company’s former directors, Robert Ruggiero, Jr., is an executive officer of the ultimate general partners of J.P. Morgan Partners (BHCA), L.P. and Sixty Wall Street Fund, L.P. and an executive of J.P. Morgan Capital, L.P., each of which is a shareholder (collectively, the “JPMorgan Shareholders”). Mr. Ruggiero resigned from the Board effective April 21, 2004. Affiliates of the JPMorgan Shareholders provide services to the Company from time-to-time on terms which Domino’s believes are no less favorable than obtainable from an unrelated third party. J.P. Morgan Securities Inc., an affiliate of the JPMorgan Shareholders, acted as a joint book-running manager for the Domino’s Pizza initial public offering in July 2004, for which they were paid approximately $7.0 million in customary underwriter fees. In addition, during 2002 and in connection with the consummation of one of the Company’s previous senior secured credit facilities, these affiliates provided financing services for which they were paid approximately $2.3 million in financing fees. In addition, J.P. Morgan Securities Inc., an affiliate of the JPMorgan Shareholders, served as the book-running manager of the Company’s 2003 senior subordinated note offering and solicitation agent for the 2009 senior subordinated note tender offer that was executed in 2003 and related consent solicitation, and other affiliates, in their respective capacities, acted as joint lead arranger, administrative agent and a lender under the Company’s current senior secured credit facility and for amendments thereto through 2006 for which they received customary fees, which totaled approximately $10.3 million. JPMorgan Chase Bank received or will receive commitment and letters of credit fees for their ratable portion of the Company’s previous senior secured credit facility and the Company’s senior secured credit facility in effect in 2006. JPMorgan Chase Bank is also currently a counterparty to interest rate derivative agreements with the Company with an aggregate notional amount of $400.0 million.

Lease arrangements

In connection with the Domino’s recapitalization in 1998, Domino’s Pizza LLC, the Company’s operating subsidiary, entered into a lease with Domino’s Farms Office Park L.L.C., or Domino’s Farms, with respect to its World Resource Center. Thomas S. Monaghan, one of the Company’s former directors and the Company’s former majority shareholder, is the ultimate controlling person of Domino’s Farms.

The lease was amended in August 2002 with an effective date of December 21, 2003 to provide for additional space, new rent and an expiration date of December 20, 2013 with two five-year options to renew. Under the terms of the lease, as amended, the Company paid $5.5 million in rent under this lease in 2006. The base rent is subject to annual increases, based on the lower of the consumer price index or a stated percentage, which varies by year, and the Company expects to pay approximately $5.7 million in 2007.

Contingent notes payable

We were liable under two contingent notes to pay Mr. Monaghan and his wife an aggregate amount not to exceed approximately $15.0 million, plus interest, commencing January 2003 and equal to 8% per annum. Prior to the Domino’s Pizza initial public offering, Mr. Monaghan transferred his interest in his contingent note to the Ave Maria Foundation and certain of his family members. Following the Domino’s Pizza initial public offering, the Company prepaid all of the outstanding amounts due under these notes, totaling approximately $16.9 million.

Charitable contribution

In February 2004, the Board approved a contribution of $100,000 to the David A. Brandon Foundation, a Section 501(c)(3) not-for-profit organization which was founded by the Company’s Chairman and Chief Executive Officer, who serves on the Board of Directors of the foundation.

Repurchase of Class L stock options

At the time of the Domino’s July 2004 initial public offering, Domino’s repurchased from each of Messrs. Silverman and Soignet the outstanding options to purchase shares of its Class L Common Stock held by them. Each of Messrs. Silverman and Soignet held an option to purchase 7,407 shares of its Class L Common Stock at an exercise price of $60.75 per share. These options were initially issued in connection with TISM, Inc.’s 1998 recapitalization and became options to purchase shares of its Class L Common Stock in the reclassification that occurred upon the merger of TISM, Inc. into Domino’s Pizza, Inc. At the initial public offering, upon the conversion of Domino’s Pizza Class L Common Stock into shares of Domino’s Pizza Common Stock in the reclassification, these options became exercisable for 53,976 shares of Domino’s Pizza Common Stock, by converting each option to purchase a share of Class L Common Stock into an option to purchase one share of Common Stock plus an additional number of shares of Common Stock determined by dividing the Class L preference amount, $81.23, by $12.92, the initial public offering price of a share of Domino’s Pizza Common Stock in this offering net of the estimated underwriting discount and a pro rata portion, based upon the number of shares being sold in this offering, of the estimated offering-related expenses incurred by us. The Company paid to each of Messrs. Silverman and Soignet approximately $305,000 in exchange for their Class L stock options, equal to the difference between the aggregate exercise price of such options, approximately $450,000, and the fair market value of the shares issuable upon exercise, approximately $755,000 based on the $14.00 per share initial public offering price.

Franchisee related to Independent Director

James Rosenberg, the son of Robert M. Rosenberg, a director of the Company, opened a Domino’s Pizza franchise in 2005. James Rosenberg paid $3,250 in customary fees. In accordance with the terms of his standard ten-year Franchise Agreement, James Rosenberg will pay Domino’s a standard royalty rate on the sales at his Domino’s Pizza franchise and will also purchase his food, equipment and supplies from the Domino’s Pizza distribution system. In 2006, James Rosenberg made payments to the Company in the amount of approximately $160,000 for royalties, national and co-op advertising contributions, and purchases from the Company of food, equipment and supplies. In addition, James Rosenberg has been approved to open two additional Domino’s Pizza franchisees, both of which are scheduled to open in 2007 and will pay Domino’s a standard royalty rate on the sales at all of his stores and will purchase food, equipment and supplies from the Company.

Time sharing agreement with David Brandon for use of corporate aircraft

In accordance with the terms of the Time Sharing Agreement between Domino’s Pizza LLC and David Brandon, dated as of December 2, 2002, Mr. Brandon paid the Company $84,103 in 2006 as reimbursement of certain expenses incurred by the Company in relation to his personal use of the company aircraft.

ITEM 2:	RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Company’s Audit Committee has selected PricewaterhouseCoopers LLP as the independent registered public accountants of the Company for the current fiscal year. Management expects that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of the common shares represented at the meeting in person or by proxy is necessary to ratify the selection of the Company’s independent registered public accountants for the current year. Under applicable law, listing requirements and the Company’s By-Laws, abstentions are counted as present; the effect of an abstention is the same as a “no” vote. Unless otherwise indicated, the persons named in the Proxy will vote all Proxies in favor of ratification. If the selection of PricewaterhouseCoopers LLP is not ratified, the Audit Committee will reconsider the selection of independent registered public accountants.

Even if the selection of PricewaterhouseCoopers LLP is ratified by shareholders, the Audit Committee in its discretion could decide to terminate the engagement of PricewaterhouseCoopers LLP and to engage another firm if the Committee determines such action to be necessary or desirable.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE CURRENT YEAR.

OTHER MATTERS

Attending the Annual Meeting

The Annual Meeting will take place at Domino’s Pizza’s World Resource Center, 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105.

Shareholder Proposals Pursuant to Rule 14a-8

In order to be considered for inclusion in the proxy statement distributed to shareholders prior to the Annual Meeting of Shareholders in 2008, a shareholder proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received by the Company no later than November 26, 2007 and must comply with the requirements of Rule 14a-8. Written requests for inclusion should be addressed to: Domino’s Pizza, Inc., 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105 Attention: General Counsel. It is suggested that you mail your proposal by certified mail, return receipt requested.

Shareholder Proposals other than Pursuant to Rule 14a-8

Under the Company’s By-Laws any shareholder of record of Domino’s Pizza entitled to vote for the election of directors may nominate candidates for election to the Board or present other business at an annual meeting if a written notice is received by the Secretary of Domino’s Pizza at the Company’s principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. Such written notice must set forth: (i) as to each person whom the shareholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended, (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business to be brought before the meeting, (a) a brief description of the business, (b) the reasons for conducting such business and (c) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (a) the name and address of such shareholder and such beneficial owner and (b) the number of shares of Common Stock that are held of record by such shareholder and owned beneficially by such beneficial owner.

The deadline for receipt of timely notice of shareholder proposals for submission to the Domino’s Pizza Annual Meeting of Shareholders without inclusion in the Company’s 2008 Proxy Statement is February 7, 2008. Unless such notice is received by Domino’s Pizza at its corporate headquarters, Attention Elisa D. Garcia C., Secretary, on or before the foregoing date, proxies with respect to such meeting will confer discretionary voting authority with respect to any such matter.

Interested Persons and Shareholder Communications to the Board of Directors

Shareholders and other interested persons may communicate with the Board or one or more Directors by sending a letter addressed to the Board or to any one or more Directors in care of Corporate Secretary, Domino’s Pizza, Inc., 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105, in an envelope clearly marked “shareholder communication.” The Corporate Secretary’s office will forward such correspondence unopened to either Mr. Hightower or Mr. Rosenberg, or to another Independent Director as the Board may specify from time to time, unless the envelope specifies that it should be delivered to another Director.

“Householding” of Proxy Materials

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Domino’s Pizza, Inc., Investor Relations, 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105, or calling Investor Relations at (734) 930-3008.

General Information

A copy of Form 10-K as filed with the Securities and Exchange Commission will be sent to any shareholder without charge upon written request addressed to Investor Relations, Domino’s Pizza, Inc., 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105.

Management knows of no other business which may be properly brought before the Annual Meeting of Shareholders. However, if any other matters shall properly come before such meeting, it is the intention of the persons named in the enclosed form of Proxy to vote such Proxy in accordance with their best judgment on such matters.

It is important that Proxies be returned promptly. Therefore, whether or not you expect to attend the meeting in person, you are urged to fill in, sign and return the Proxy in the enclosed stamped, self-addressed envelope, or to vote electronically as described on page 1 of this proxy statement.

By order of the Board of Directors.

ELISA D. GARCIA C. Secretary

Annex A

DOMINO’S PIZZA COMPENSATION COMMITTEE CHARTER

DOMINO’S PIZZA, INC.

CHARTER OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

I. Organization and Governance of the Committee. There shall be a committee of the Board of Directors to be known as the Compensation Committee (the “Committee”). The Committee shall, subject to the transition rules of the New York Stock Exchange Listing Standards applicable to newly-public companies, consist of not less than three members of the Board of Directors (the “Board”), each of whom shall satisfy the independence requirements of the New York Stock Exchange and shall be appointed by the Nominating and Corporate Governance Committee of the Board. Members of the Committee may be removed at the Board’s discretion. In addition, each member of the Committee shall qualify as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code and shall be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

In order to fulfill its role, the Committee shall be organized and governed in the following manner:

•	action may be taken by the Committee upon the affirmative vote of a majority of the members;

•	any member of the Committee may call a meeting of the Committee upon due notice to each other member at least forty-eight hours prior to the meeting;

•	action may be taken by the Committee without a meeting if all of the members of the Committee indicate their approval thereof in writing; and

•	the Committee shall have the authority to delegate to subcommittees of the Committee any of the responsibilities of the full Committee.

II. Statement of Purpose. The Compensation Committee shall provide assistance to the Board in fulfilling its responsibility to the stockholders, potential stockholders, and investment community relating to compensation of the Company’s top executive officers and the Company’s Board of Directors as well as certain aspects of compensation of the Company’s employees in general. In so doing, it is the responsibility of the Compensation Committee to maintain free and open means of communication between the directors and the company’s management.

III. Goals and Responsibilities of the Committee. It shall be the goal and responsibility of the Committee to undertake the following:

•

Review and approve on an annual basis the corporate goals and objectives with respect to compensation of the CEO. The Committee shall evaluate, at least once per year, the CEO’s performance with respect to these established goals and objectives and based on these evaluations, shall set the CEO’s annual compensation, including salary, bonus, incentive and equity compensation;

A-1

•

Review and approve on an annual basis the evaluation process and compensation structure for the Company’s senior executive officers and to make recommendations to the Board, as necessary, with respect to the compensation of other executive officers of the Company. The Committee shall approve the annual compensation, including salary, bonus, incentive and equity compensation all officers and team members whose base salary exceeds $200,000;

•

Make recommendations to the Board or approve awards to employees and others who are in a position to contribute significantly to the success of the Company under the Company’s various incentive compensation and other stock-based plans in effect from time to time;

•	Make recommendations to the Board with respect to targets for bonus plans;

•	Recommend to the Board compensation, if any, of the Board;

•

Review the Company’s incentive compensation and other stock-based plans and make recommendations to the Board regarding changes to such plans or the adoption of new employee incentive compensation plans and equity-based plans and administer the Company’s existing incentive compensation plans and equity-based plans;

•	Prepare and publish an annual report on executive compensation for inclusion in the Company’s annual proxy statement in accordance with the proxy rules;

•	Review and approve expense accounts of CEO;

•	Review budget and expenses of Company owned aircraft;

•	Review at least annually the adequacy of its charter and recommend any proposed changes to the Board;

•	Report its actions and any recommendations to the Board on a periodic basis and, at a minimum, after each Committee meeting and shall conduct and present to the Board an annual self evaluation and;

•	Annually, as part of the Committee self evaluation, review the length and frequency of meetings.

IV. Powers of the Committee.

•

The Committee shall have the authority to retain such compensation consultants, outside counsel and other advisors as the Committee may deem appropriate in its sole discretion. When it is determined by the Committee that a consulting firm (or other expert) is to assist in the assessment of the CEO or other senior executive officer compensation or in the Company’s director compensation, the Committee shall have the authority to retain and terminate such firm or experts and approve the consulting firm or other expert’s fee and other retention terms.

A-2

Annex B

Domino’s Pizza, Inc.

Officers and Directors

Executive Officers

David A. Brandon

Chairman of the Board, Chief Executive Officer and Director

Ken C. Calwell

Executive Vice President of Build the Brand and Chief Marketing Officer

J. Patrick Doyle

Executive Vice President, Domino’s Pizza, Inc. and Leader of TEAM U.S.A.

Elisa D. Garcia C.

Executive Vice President, General Counsel and Secretary

Michael T. Lawton

Executive Vice President of International

Lynn M. Liddle

Executive Vice President of Communications and Investor Relations

Christopher K. McGlothlin

Executive Vice President and Chief Information Officer

L. David Mounts

Executive Vice President of Finance and Chief Financial Officer

Michael D. Soignet

Executive Vice President of Franchise Operations and Supply Chain

James G. Stansik

Executive Vice President of Franchise Development

Patricia A. Wilmot

Executive Vice President of PeopleFirst

Outside Directors

Andrew B. Balson

Director

Diana F. Cantor

Director

Vernon “Bud” O. Hamilton

Director

Dennis F. Hightower

Director

Mark E. Nunnelly

Director

Robert M. Rosenberg

Director

B-1

VOTE BY INTERNET - www.proxyvote.com
ATTN: GENERAL COUNSEL 30 FRANK LLOYD WRIGHT DRIVE ANN ARBOR, MI 48105

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 23, 2007. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
AUTO DATA PROCESSING INVESTOR COMM SERVICES ATTENTION: TEST PRINT 51 MERCEDES WAY 11717	As a shareholder, if you would like to reduce the costs incurred by Domino’s Pizza, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 23, 2007. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Domino’s Pizza, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

è	0000 0000 0000

NAME

DOMINOS PIZZA INC - COMMON

DOMINOS PIZZA INC - COMMON

DOMINOS PIZZA INC - COMMON

DOMINOS PIZZA INC - COMMON

DOMINOS PIZZA INC - COMMON

DOMINOS PIZZA INC - COMMON

DOMINOS PIZZA INC - COMMON

DOMINOS PIZZA INC - COMMON

123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	DOMPZ1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DOMINO’S PIZZA, INC.

02	0000000000	214958324462

The Board of Directors recommends a vote FOR the nominees and FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the current year.		For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. _________________________________

Vote on Directors
1.	Election of Directors:

NOMINEES:
01 Robert M. Rosenberg
02 Dennis F. Hightower

Vote on Proposal		For	Against	Abstain

2.	Ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accountants of the Company for the current year.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

I hereby revoke all proxies heretofore given by me to vote at said meeting or any adjournments thereof.

Note:	Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

For comments, please check this box and write them on the back where indicated.			☐	AUTO DATA PROCESSING INVESTOR COMM SERVICES ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

		P41494			123,456,789,012 25754A201 56
Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

¯ Please detach and mail in the envelope provided IF you are not voting via telephone or the Internet. ¯
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DOMINO’S PIZZA, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF THE COMPANY FOR THE ANNUAL MEETING

April 24, 2007

10:00 a.m. ET

The undersigned hereby constitutes and appoints David A. Brandon, L. David Mounts and Elisa D. Garcia C., and each of them, their true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of Domino’s Pizza, Inc. to be held at 30 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48106, on Tuesday, April 24, 2007, and at any adjournments thereof, on all matters coming before said meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote these shares unless you either sign and return this card or vote electronically.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors and FOR the ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accountants of the Company for the current year.

Comments:

(If you noted any Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side)